UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA (Address of principal executive offices)		02116 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 31, 2012, Atlantic Oklahoma Wind, LLC (“Atlantic OW”), a Delaware limited liability company and wholly owned subsidiary of Atlantic Power Corporation, entered into a purchase and sale agreement with Apex Wind Energy Holdings, LLC, a Delaware limited liability company (“Apex”), pursuant to which Atlantic OW acquired a 51% interest in Canadian Hills Wind, LLC, an Oklahoma limited liability company (“Canadian Hills”) for a nominal sum. Canadian Hills is the owner of a 298.45 MW wind energy project under late-stage development in the State of Oklahoma.

In connection with entering into the purchase and sale agreement, Atlantic OW and Apex entered into an amended limited liability company agreement, dated January 31, 2012, for Canadian Hills.  Pursuant to the amended limited liability company agreement, Atlantic OW agreed to fund a series of members loans on a staggered schedule to Canadian Hills for the purpose of funding turbine milestone payments, collateral requirements under power purchase agreements and other development costs. Atlantic OW funded approximately $22.8 million of initial member loans on January 31, 2012.  The next scheduled loans are for $4.0 million dollars on February 15, 2012 and $3.0 million on March 1, 2012.

The amended limited liability company agreement provides that Atlantic OW may elect, at any time prior to the closing of anticipated construction financing for the project (currently targeted for March 2012), to either purchase the remaining 49% of Canadian Hills from Apex for a nominal sum or sell its 51% interest back to Apex for a nominal sum.  If Atlantic OW elects to move forward with this investment and purchase the remaining 49% of Canadian Hills from Apex, Canadian Hills will be required to enter into a development fee agreement with Apex, guaranteed by Atlantic Power Corporation.  In the event Atlantic OW elects to sell its 51% interest back to Apex, Canadian Hills will be required to promptly repay to Atlantic OW all of its outstanding member loans.  If the outstanding loans are not promptly repaid in full, Atlantic OW will have the right to acquire 100% of Canadian Hills for a nominal sum.

Atlantic OW’s decision to sell or retain its interest in Canadian Hills is subject to ongoing due diligence, board approval of Atlantic Power Corporation and the determination of final structure and related definitive documentation.

The project has executed power purchase agreements for 250.45 MW of its output with Southwestern Electric Power Company (201.25 MW) and the Oklahoma Municipal Power Authority (49.2 MW) and is currently in negotiations with a counterparty for the remaining 48 MW.  Construction on the project is expected to begin in April 2012 and commercial operations are expected to begin in Q4 2012.  The aggregate estimated construction and development costs for the project are approximately $460 million.  Atlantic OW will have the right to fund 100% of Canadian Hill’s equity in the project, or approximately $170 million.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the anticipated construction, operations and financing of the Canadian Hills project constitute “forward-looking statements” within the meaning of the federal securities laws.  These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this current report.  Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur.  In addition to the assumptions described above, reference should also be made to the factors discussed under “Risk Factors” in Atlantic Power Corporation’s periodic filings with the Securities and Exchange Commission.  Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Atlantic Power Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: February 3, 2012	By:	/s/ Barry E. Welch
Name: Barry E. Welch
Title: President and Chief Executive Officer